UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2024

Heliogen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40209	85-4204953
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

130 West Union Street

Pasadena, California 91103

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (626) 720-4530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	HLGN	New York Stock Exchange*
Warrants, each 35 warrants exercisable for one share of common stock at an exercise price of $402.50 per share	HLGN.W	New York Stock Exchange*
Preferred Share Purchase Rights	N/A	New York Stock Exchange*

*	The registrant’s common stock and warrants began trading exclusively on the over-the-counter market since November 8, 2023 under the symbols “HLGN” and “HLGNW”, respectively.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events

On February 15, 2024, Heliogen, Inc. (the “Company”) executed and granted a limited waiver (the “Limited Waiver”) under the Rights Agreement, dated as of April 16, 2023 (the “Rights Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as rights agent, in response to a request from Nant Capital, LLC, Dr. Patrick Soon-Shiong and their applicable affiliates (collectively, “Nant”) to permit Nant to acquire shares of the Company’s common stock from another stockholder of the Company in a privately negotiated transaction between Nant and such stockholder (the “Nant Acquisition”) without triggering the rights issued under the Rights Agreement. Under the Limited Waiver, Nant are permitted to increase their ownership of the Company from approximately 17.0% of the Company’s outstanding shares of common stock to approximately 24.5% of the Company’s outstanding shares of common stock pursuant to the Nant Acquisition without Nant becoming an “Acquiring Person” under the Rights Agreement or otherwise triggering the rights issued under the Rights Agreement so long as Nant remains, but for its ownership of over 20% of the outstanding shares of the Company’s common stock, a Passive Institutional Investor under the Rights Agreement (after giving effect to the Limited Waiver). The Nant Acquisition closed concurrently with the Company’s grant of the Limited Waiver. Other than the Limited Waiver, the Rights Agreement remains in full force and in effect in accordance with its terms.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Heliogen, Inc.

Dated: February 15, 2024	By:	/s/ Christiana Obiaya
Christiana Obiaya
Chief Executive Officer

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